Exhibit 99.1

Asterias Biotherapeutics, Inc., a Subsidiary of BioTime, Inc., Leases Facilities for Expanded Product Development and Manufacturing

MENLO PARK, Calif. & ALAMEDA, Calif.--(BUSINESS WIRE)--January 2, 2014--Asterias Biotherapeutics, Inc. and BioTime, Inc. (NYSE MKT: BTX) today announced that Asterias has executed a long term lease for a research, development and manufacturing facility to house all of its cell therapy product development activities. Located at 6300 Dumbarton Circle, Fremont, California, the leased facility contains approximately 44,000 square feet of existing office, laboratory and vivarium space. The lease commencement date is expected to be October 1, 2014 and is for an eight (8) year term with two five (5) year extension options.

Under the lease, the landlord will provide Asterias with a $4.4 million tenant improvement allowance that Asterias plans to use to construct a production facility in the leased premises designed to satisfy requirements for both US and European current good manufacturing practices (cGMP) for the production of cell banks and Asterias drug product candidates. Construction of the manufacturing facility is expected to begin by the second quarter of 2014.

Asterias began formal product development activities in its current location in Menlo Park, California during October of 2013 after the closing of an Asset Contribution Agreement with Geron Corporation and BioTime, Inc., pursuant to which Asterias acquired Geron’s human embryonic stem cell assets, as well as rights to use certain human embryonic stem cell lines, minority stakes in two of BioTime’s subsidiaries and stock from BioTime. The Asterias product development portfolio includes two clinical programs - neural progenitors cells, currently under clinical development for spinal cord injury, and dendritic cells targeting telomerase, currently under clinical development for cancer. The Company’s preclinical portfolio includes chondrocytes for osteoarthritis and degenerative disc disease, and cardiomyocytes for heart failure.

ABOUT ASTERIAS

Asterias Biotherapeutics is a subsidiary of BioTime, Inc., whose mission is to acquire and develop best in class cell therapy product candidates. Our first acquisition was the stem cell assets of Geron Corporation, which was completed on October 1, 2013. That acquisition includes Geron’s entire cell therapy intellectual property portfolio, existing contracts and license agreements related to their stem cell programs, INDs for OPC1 and VAC1 cell therapies, master cell banks of hESCs and therapeutic cells manufactured under cGMP, research cell banks, customized reagents and equipment, and banks of cGMP-manufactured OPC1 drug product used in Geron’s Phase 1 trial in spinal cord injury, the world’s first human clinical trial of hESC-derived cells.

Asterias has acquired four cell lines, each with animal proof of concept, from which multiple therapeutic product candidates may be selected for development indications in the fields of neurology (including OPC1 for spinal cord injury), oncology (including VAC1 autologous dendritric cells), orthopedics, and cardiovascular therapy.

Asterias Biotherapeutics will be part of the BioTime family of companies that now own a large and diverse stem cell patent portfolio, as well as a unique collection of cGMP-manufactured therapeutic cells and validated cell banks, placing it among today’s leaders in regenerative medicine.

ABOUT BIOTIME

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and may plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

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FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
Asterias Biotherapeutics, Inc.
Mary Ann Dunmire, 650-433-2900
mdunmire@asteriasbio.com
or
BioTime, Inc.
Lesley Stolz, Ph.D., 510-521-3390, ext. 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com